Exhibit 99.1

West Coast Safe Company Drives Momentum With Over 35% Growth in Champion Safe Orders

Provo, UT, Jan. 06, 2026 (GLOBE NEWSWIRE) — Champion Safe Company (championsafe.com), a premier manufacturer of high-security safes and a proud subsidiary of American Rebel Holdings, Inc. (NASDAQ: AREB), America’s Patriotic Brand, announced an over 35% year-over-year growth in orders from West Coast Safe Company, underscoring the strength of its partnership with one of Southern California’s most trusted names in safes and security. Manager Brad Spaulding and his team at West Coast Safe Company have built a destination showroom and service experience that serves homeowners, collectors, and professionals throughout Orange County, Los Angeles, Riverside, and beyond.

Family owned and operated for more than 26 years, West Coast Safe Company has consistently adapted to changing customer needs and economic conditions while delivering exceptional service. With a knowledgeable team that includes technicians with decades of combined experience, the Ontario-based retailer offers a wide range of safes and provides professional delivery and installation throughout the region.

Walk into West Coast Safe Company’s showroom and the difference is immediate: a broad selection of safes, expert guidance from trained professionals, and a commitment to helping customers find the right solution for their specific security needs. Customers rely on West Coast Safe Company for honest recommendations, transparent pricing, and dependable follow-through long after the sale.

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West Coast Safe Company’s business is up this year, with customer demand responding strongly to updates within Champion Safe’s Trophy Series. Champion’s emphasis on dealer feedback, competitive pricing, and continuous product refinement has helped West Coast Safe Company strengthen its position in a competitive marketplace.

The Trophy Series is the workhorse of the Champion lineup, packing in superior protection that is unmatched by competitors at similar price points. Built only using U.S.-made steel, Trophy safes feature robust body and door construction, reinforced locking systems, and proven 1200 degree two hour fire protection—delivering confidence without compromise for both homeowners and businesses.

West Coast Safe Company also maintains a strong online reputation. Across Google, Yelp, and other review platforms, customers consistently praise the store’s knowledgeable staff, responsive service, and professionalism—reinforcing its standing as a go-to safe destination throughout Southern California.

“Champion stands out for both product quality and responsiveness,” said Brad Spaulding, Manager of West Coast Safe Company. “They use U.S.-made steel, listen to dealer feedback, and continue refining their lineup. That allows us to confidently recommend Champion to customers looking for real, long-term security.”

“West Coast Safe Company exemplifies what a great dealer partner looks like,” said Tom Mihalek, CEO of Champion Safe Company. “Brad and his team bring deep expertise and a customer-first mindset that aligns perfectly with how we approach product development.”

Visit West Coast Safe Company

700 S. Rochester Ave., Unit A Ontario, CA 91761

Phone: (909) 391-3515

Email: info@westcoastsafes.com

Hours: Tuesday–Saturday: 10:00 AM – 6:00 PM

Closed Sunday & Monday

Website: westcoastsafes.com

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About Champion Safe Company

Champion Safe Co. has been at the forefront of safe manufacturing for over 25 years, providing high-quality safes engineered for ultimate security and fire protection. Built entirely with 100% American-made, high-strength steel, Champion Safes feature full length double steel doors and are backed by a lifetime warranty. Learn more at championsafe.com

About American Rebel Holdings, Inc. (NASDAQ: AREB)

American Rebel began as a designer and marketer of branded safes and personal security products and has since grown into a diversified patriotic lifestyle company with offerings in beer, branded safes, apparel, and accessories. With the introduction of American Rebel Light Beer, the company is now making waves in the beverage space.

Learn more at americanrebel.com

Watch the American Rebel Story as told by our CEO Andy Ross.

Contact Information

Locate a Champion Safe Dealer: https://www.championsafe.com/dealer-directory

Become a Champion Safe Dealer: sales@championsafe.com

Investor Relations: ir@americanrebel.com

Media Inquiries

Monica Brennan: Monica@NewtoTheStreet.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding our expectations, beliefs, intentions, strategies, and projections about future events or performance. Words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “projects,” “should,” “target,” “will,” and similar expressions are intended to identify such forward-looking statements. These statements are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are difficult to predict and are beyond our control.

Forward-looking statements in this release may include, without limitation, statements regarding: anticipated benefits from dealer partnerships and retail expansion initiatives; expected revenue growth for fiscal year 2025 and beyond; consumer demand for Champion Safe and American Rebel products; adoption by distributors and retailers; our ability to scale production and strengthen supply chain capabilities; the effectiveness of our sales, marketing, and brand-building strategies. Certain performance metrics, including year-to-date growth percentages and other financial or operating data referenced herein, are based on internal, unaudited information and are subject to change upon completion of the Company’s standard financial closing and review procedures.

These forward-looking statements are inherently subject to a number of risks, uncertainties, and assumptions that could cause actual results to differ materially from those expressed or implied, including, but not limited to: the performance and timing of marketing, promotional, and sponsorship activities; the success of our retail and dealer partnerships; our ability to effectively execute our business strategies; macroeconomic conditions and their impact on consumer spending; evolving regulatory and compliance developments; and the Risk Factors detailed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K for the years ended December 31, 2023 and 2024, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

Any forward-looking statement speaks only as of the date on which it is made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

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